Exhibit 4.5

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of June 9, 2021 (the “Amendment Effective Date”), between WEST END PROPERTY II, LLC, a Tennessee limited liability company (“Seller”), and PUREGRAPHITE LLC, a Delaware limited liability company (“Purchaser”). This Agreement refers to Seller and Purchaser collectively as the “Parties.”

AGREEMENT

IN CONSIDERATION OF the mutual covenants and conditions set forth below, the Parties hereby agree as follows:

1.       Amendment. This Amendment amends that certain Purchase and Sale Agreement between the Parties with an Effective Date of April 12, 2021 (hereinafter “Original Agreement”).

2.       Amendment to Section 4 of Original Agreement. Section 4 of the Original Agreement is modified as follows:

Notwithstanding any contrary provision of the Original Agreement, the Investigation Period Extension (as defined in Section 4(j) of the Original Agreement) is extended so as to expire at 11:59 p.m. on June 30, 2021.

3.       Amendment to Section 6 of Original Agreement. Section 6 of the Original Agreement is modified as follows:

Notwithstanding any contrary provision of the Original Agreement, provided that the investigations that are the subject of the Investigation Period Extension have been resolved by July 9, 2021, the Closing (as defined in Section 6) will occur on a date mutually agreed by the Parties, but not earlier than July 16, 2021 and not later than July 23, 2021 (the “Closing Deadline”), unless otherwise agreed in writing by the Parties.

4.       Evidence of Financial Resources. Purchaser is delivering with its execution of this Amendment, evidence that Purchaser has the financial ability to close the purchase of the Property in accordance with the terms of the Original Agreement as amended hereby.

5.       Original Agreement. Except as expressly set forth herein, all terms and conditions of the Original Agreement remain in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the Seller has entered into this First Amendment as of the date first set forth above.

SELLER:

WEST END PROPERTY II, LLC, a Tennessee limited liability company

Date: June 8th, 2021	By:
James K. White III, Chief Manager

[Signature Pages Continues]

IN WITNESS WHEREOF, the Purchaser has entered into this First Amendment as of the date first set forth above.

PURCHASER:

PUREGRAPHITE LLC, a Delaware limited liability company

Date: June 9, 2021	By:
John Christopher Burns, CEO